                                                                      Exhibit 11


                  PLATINUM technology, Inc. and subsidiaries

                  COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (in thousands, except per share amounts)
                                  (unaudited)

                                                  Three Months Ended       Nine Months Ended
                                                     September 30,            September 30,
                                                ---------------------    --------------------
                                                   1997      1996           1997       1996
                                                ---------------------    --------------------
Net income (loss)                               $ 10,160    $  (7,485)  $(94,042)    $(37,262)
                                                =====================   =====================
Average number of common shares outstanding       62,103       57,070     61,511       56,680

Average number of common stock eqivalents
  outstanding:
     Primary                                       2,707          -          -            -
     Fully-diluted                                 3,225          -          -            -

Average number of common shares and
  equivalents outstanding:
     Primary                                      64,810       57,070     61,511       56,680
                                                =====================   =====================
     Fully-diluted                                65,328       57,070     61,511       56,680
                                                =====================   =====================
Net income (loss) per share:
     Primary                                      $ 0.16    $   (0.13)  $  (1.53)    $  (0.66)
                                                =====================   =====================
     Fully-diluted                                $ 0.16    $   (0.13)  $  (1.53)    $  (0.66)
                                                =====================   =====================